UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2021

KBR, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street, Suite 3400 Houston, Texas		77002 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	KBR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01 Regulation FD Disclosure.

On October 15, 2021, KBR, Inc. (the “Company”) issued a press release announcing that JKC Australia LNG Pty Ltd (“JKC”), a joint venture in which the Company has a 30% ownership interest, has entered into a binding settlement agreement that resolves outstanding claims and disputes between JKC and its client, ICHTHYS LNG PTY, Ltd. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference solely for purposes of this Item 7.01 disclosure.

The information in this Item 7.01, including the press release incorporated herein by reference, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	KBR, Inc. press release dated October 15, 2021, titled, “KBR Announces Final Settlement Agreement Between JKC and Ichthys LNG Client.”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: October 15, 2021	By:	/s/ Adam M. Kramer
	Name: Title:	Adam M. Kramer Vice President, Corporate Secretary & Sustainability